Exhibit 10.29

AMENDMENT TO NOTE PURCHASE AGREEMENT

AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”) is effective as of January 22, 2024 (subject to the satisfaction of the conditions set forth in Section 6 below, the “Effective Date”), by and among 1847 HOLDINGS LLC, a Delaware limited liability company (“Company”), each of the parties listed on the signature page as Guarantor (such Guarantors, together with the Company, sometimes referred to collectively herein as the “Obligors” and each individually as an “Obligor”) , LEONITE CAPITAL LLC, a Delaware limited liability company (“Agent”), as administrative agent for Purchasers, and the Purchasers identified on the signature pages hereof.

W I T N E S S E T H:

WHEREAS, Company, affiliates of Company, Agent and purchasers identified therein (“Purchasers”) are parties to that certain Note Purchase Agreement, dated as of October 8, 2021, (as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, Company issued to Purchasers its Notes, in the original aggregate principal amount of Twenty-Four Million Eight Hundred Sixty Dollars ($24,860,000) (individually a “Note”, and, collectively the “Notes”);

WHEREAS, Company has requested that Agent and Purchasers agree to allow certain Guarantors to sell certain Collateral and to incur additional secured indebtedness and agree to certain other modifications to the Purchase Agreement, the Security Agreement and the Notes; and

WHEREAS, Agent and Purchasers are willing to agree to such indebtedness and sale of Collateral and to the amendments set forth herein, all on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

2. Acknowledgment of Indebtedness. Company hereby acknowledges and agrees that, as of January 22, 2024, Company remains liable to Purchasers for the following amounts which remain outstanding under the Note:

Principal:	$24,860,000.00
Accrued Interest:	$200,487.23
TOTAL:	$25,060,487.23

3. Amendment to Purchase Agreement. In reliance upon the representations and warranties of Company set forth in Section 7 below and upon satisfaction of the conditions to effectiveness set forth in Section 6 below:

(a) As of and from the Effective Date, the following definition is inserted in Section 1 of the Purchase Agreement in alphabetical order:

““Factoring Agreement” means, individually or collectively, as the context may require, (i) that certain Master Purchase and Sale Agreement by and among Wolo MGF. Corp., Wolo Industrial Horn & Signal, Inc. and Marco Capital, Inc., dated as of December 20, 2023, and (ii) as and when entered into, either that certain Master Account Receivable Purchase and Security Agreement, by and between High Mountain Door & Trim Inc., and CapitalPlus Financial Services, LLC, or another factoring agreement, in each case subject to Agent’s and Noteholders’ approval, as each may be amended or otherwise modified from time to time, as such agreements may be modified by any intercreditor, subordination, collateral sharing or similar agreement between counterparties to the Factoring Agreements and Agent.”

(b) As of and from the Effective Date, the definition of “Permitted Indebtedness” in Section 1 of the Purchase Agreement is amended in its entirety to read as follows:

““Permitted Indebtedness” means (i) Indebtedness to the Purchasers under the Transaction Documents, (ii) the Seller Notes, (iii) the Indebtedness listed on Schedule 5(d), (iv) promissory notes issued to sellers of businesses that are acquired by the Issuer or any Subsidiary of the Issuer after the date hereof, (v) New Subsidiary Debt and (vi) Indebtedness under the Factoring Agreement.”

(c) As of and from the Effective Date, Section 5(e) of the Purchase Agreement is amended by inserting the following at the end:

“and (vii) Liens granted pursuant to the Factoring Agreement.”

(d) As of and from the Effective Date, Section 5(h) of the Purchase Agreement is amended in its entirety to read as follows:

“(h) Restricted Payments. No Obligor will, nor will it permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend or distribution (including a distribution of cash or other property) on any class of its membership units or other equity interests, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any class of its membership units or other equity interests or Indebtedness subordinated to the Obligations or any guarantee thereof or any options, warrants, or other rights to purchase such membership units or other equity interests or such Indebtedness (specifically including any payment or reimbursement obligation in connection with any purchase or buy-in right with respect thereto), whether now or hereafter outstanding (each, a “Restricted Payment”).”

(e) As of and from the Effective Date, Section 5(j) of the Purchase Agreement is amended in its entirety to read as follows:

“(j) Notice of Events of Default. Each Obligor shall immediately provide written notice to the Agent of the occurrence of any Event of Default, or any event or condition which, with the passage of time or giving of notice or both, would constitute an Event of Default. In addition to the foregoing, each Obligor shall immediately provide written notice to the Agent of the occurrence of any event of default, or any event or condition which, with the passage of time or giving of notice or both, would constitute an event of default under any material agreement of such Obligor, including, but not limited to the Factoring Agreements.”

(f) As of and from the Effective Date, Section 5(k) of the Purchase Agreement is amended by inserting the following at the end:

“(k)…

In addition, each Obligor that is a party to a Factoring Agreement shall, on or prior to the 5th day of each calendar month, provide to Agent a written list of accounts subject to the applicable Factoring Agreement, which list shall set forth (i) the account debtor of such account, (ii) the due date of each such account, (iii) the net face value of such account, and (iv) the actual advance made with respect to/purchase price of such Account, after giving effect to all fees, discounts and penalties.”

4. Amendment to Security Agreement. The Security Agreement is hereby amended as follows:

(a) As of and from the Effective Date, Section 4.12(f) of the Security Agreement is amended in its entirety to read as follows:

“(f) Except as otherwise permitted herein, no Debtor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except that (x) any Debtor may sell Inventory to buyers in the ordinary course of its business and (y) any Debtor may sell Collateral pursuant to and in accordance with the terms of the Factoring Agreement; or (ii) create or suffer to exist any Lien (other than Liens permitted under Section 5(e) of the Note Purchase Agreement) upon or with respect to any of the Collateral to secure indebtedness of any Debtor or any other Person except for the security interests arising under this Agreement.”

5. Amendment to Notes. Each of the Notes issued on the Closing Date is hereby amended as follows:

(a) As of and from the Effective Date, Section 2(d) of each Note is amended by renumbering current (iii) as (iv) and inserting the following clause (iii):

“(iii) Quarterly Prepayments . In addition to the interest payments provided for in Section 2(a) above, beginning on and with July 1, 2024, and on the first day of each calendar quarter thereafter, Company will pay, without Prepayment Fee or premium, $50,000 in principal amount of the Notes.

6. Amendment Fee. In consideration of Purchasers’ entering into this Amendment, Company shall pay to Agent for the benefit of Purchasers a fee in the aggregate amount of $75,000 (the “Amendment Fee”). The Amendment Fee shall (i) be fully earned upon the execution of this Amendment, (ii) not be subject to refund or rebate, and (iii) be retained as a fee and not applied in reduction of the principal, interest or other amounts due in connection with the Notes.

7. Conditions. The effectiveness of this Amendment is subject to the following conditions:

(a) the execution and delivery of this Amendment by Obligors, Agent and Purchasers;

(b) after giving effect to this Amendment the representations and warranties set forth herein shall be true and correct in all material respects and there shall be no Event of Default, or any event or condition which, with the passage of time or giving of notice or both, would constitute an Event of Default;

(c) all documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and Purchasers;

(e) Company shall have paid (i) to Agent the Amendment Fee for the account of Purchasers and (ii) to Purchasers all reasonable fees, costs and expenses of Purchasers in connection with this Amendment, including, without limitation, reasonable fees, costs and expenses of counsel.

8. Representations and Warranties. Each Obligor hereby represents and warrants to Agent and Purchasers as follows:

(a) Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(b) Each Obligor has the power and authority to execute and deliver this Amendment and to perform its respective obligations under this Amendment, the Purchase Agreement, the Notes, the Guaranty, the Security Agreement and the other Transaction Documents;

(c) the execution, delivery and performance by each Obligor of this Amendment, the Purchase Agreement, the Notes, the Guaranty, the Security Agreement and the other Transaction Documents have been duly authorized by all necessary company action and does not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any governmental agency);

(d) this Amendment, the Purchase Agreement, the Notes, the Guaranty, the Security Agreement and the other Transaction Documents, as may have been or may further be amended, constitute the legal, valid and binding obligation of each Obligor, enforceable against such Obligor in accordance with its terms;

(e) after giving effect to this Amendment, no Event of Default, or any event or condition which, with the passage of time or giving of notice or both, would constitute an Event of Default exists or shall exist immediately following the consummation of the transactions contemplated hereby;

(f) after giving effect to this Amendment, all representations and warranties by each Obligor contained in the Transaction Documents are true and correct in all material respects as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty shall be true and correct as of such date; and

(g) by its signature below, each Obligor agrees that it shall constitute an Event of Default if any representation or warranty made herein is untrue or incorrect in any material respect as of the date when made or deemed made.

9. Agreement in Full Force and Effect as Amended. Except as specifically amended, consented and/or waived hereby, the Purchase Agreement and other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended. Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Purchase Agreement or any other Transaction Document or any right, power or remedy of Agent or Purchasers, nor constitute a waiver of any provision of the Purchase Agreement or any other Transaction Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent or Purchasers whether under the Purchase Agreement, the other Transaction Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. This Amendment shall not constitute a novation or satisfaction and accord of the Purchase Agreement and/or other Transaction Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Purchase Agreement and Transaction Documents as amended by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Purchase Agreement as amended by this Amendment. All references to the Purchase Agreement in any Transaction Document shall be deemed to mean the Purchase Agreement as modified hereby and all references to the Notes in any Transaction Document shall be deemed to mean the Notes as modified hereby.

10. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Obligors and their successors and assigns and Agent and Purchasers and their respective successors and assigns.

12. Further Assurance. Company hereby agrees from time to time, as and when requested by Agent, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Agent may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Purchase Agreement and the other Transaction Documents.

13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

14. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

15. Reaffirmation. Each Obligor as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Obligor grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Transaction Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Obligor granted liens on or security interests in any of its property pursuant to any such Transaction Document as security for or otherwise guaranteed the Obligations under or with respect to the Transaction Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Obligor hereby consents to this Amendment and acknowledges that each of the Transaction Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Purchasers, constitute a waiver of any provision of any of the Transaction Documents or serve to effect a novation of the Obligations.

[Remainder of Page Intentionally Left Blank; Signature Page Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AGENT:

Leonite Capital LLC

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Chief Investment Officer

Purchasers:

Leonite Capital LLC

By:	/s/ Avi Geller
Name:	Avi Geller
Title:	Chief Investment Officer

Silac Insurance Company

By:	/s/ Chandra R. Patel
Name:	Chandra R. Patel
Title:	Authorized Signatory of Antarctica Investment Advisors, LLC as attorney-in-fact for SILAC Insurance Company

COMPANY:

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

GUARANTORS:

1847 WOLO INC.
1847 Cabinet Inc.
1847 ASIEN INC.
Asien’s Appliances, Inc.
Kyle’s Custom Wood Shop, Inc.
High Mountain Door & Trim Inc.
Sierra Homes LLC
Wolo Industrial Horn & Signal, Inc.
Wolo Mfg. Corp.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman

[Signature Page to Amendment to Note Purchase Agreement]